CERTIFICATION
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002

(subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Millicom International Cellular S.A., a company incorporated under the laws of the Grand-Duchy of Luxembourg (the “Company”), hereby certifies, to such officer’s knowledge, that:
The Annual Report on Form 20-F for the year ended December 31, 2023 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Mauricio Ramos
Name: Mauricio Ramos
Title: Executive Director and Chief Executive Officer
Date:     March 12, 2024